CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

_________ __________	)
) ss.
PROVINCE OF ONTARIO	)

            Defendant, Silver Dragon Resources Inc., a Delaware corporation (“Company” or “Defendant”), hereby knowingly and voluntarily consents to the entry of the Judgment by Confession attached hereto as Exhibit A (the “Judgment by Confession”), to be entered in United States District Court for the District of Utah, Central Division at the request and discretion of counsel for Tonaquint, Inc., a Utah corporation, or its successors or assigns (“Plaintiff”), upon the occurrence of an event of default under that certain Secured Convertible Promissory Note dated April 7, 2016 issued by Defendant in favor of Plaintiff (the “Note”). Capitalized terms used herein shall have the meaning given them in the Note unless otherwise defined herein. The Judgment Amount (as defined in the Judgment by Confession, below) shall be $6,836,556.53, plus accrued interest, fees, charges and reasonable attorneys’ fees and costs, less any payments made by Defendant under the Note. Plaintiff agrees it (a) will serve a copy of the Judgment by Confession on Defendant concurrent with the filing of it; and (b) will not file the Judgment by Confession unless and until the occurrence of an Event of Default under the Note. Subject to the foregoing, Plaintiff shall be entitled to file the Judgment by Confession in United States District Court for the District of Utah, Central Division, in ex parte fashion. Plaintiff’s counsel or Plaintiff shall provide the court with an affidavit stating that Defendant has committed an Event of Default under the Note and stating the Judgment Amount. A copy of the Judgment by Confession and the affidavit shall be served via email and express-mail overnight delivery on Defendant and its counsel identified in the Note at the same time that it is filed.

            Defendant expressly agrees, acknowledges and confesses that:

                   (a)        This Judgment by Confession is being delivered to Plaintiff, to be filed with the court referenced herein for the purpose of obtaining a final, fully enforceable judgment against Defendant in the Judgment Amount in the event Defendant fails to timely make an Installment Payment under the Note;

                   (b)        The Judgment by Confession is deemed to be a final and binding arbitration award under the terms of the parties’ arbitration agreement that satisfies UCA § 78B-11-120 and any other applicable provision of the Utah Uniform Arbitration Act;

                   (c)        The Judgment by Confession shall be deemed a joint and stipulated petition to confirm an arbitration award pursuant to Utah Code Ann. § 78B-11-123 in the amount of the Judgment Amount;

                   (d)        The Judgment Amount will bear interest at the statutory rate of interest, accruing from the date of the breach of the Note until paid in full, and shall include reasonable attorneys’ fees, costs and other expenses incurred by Plaintiff in exercising its rights hereunder and/or under the Note;

                   (e)        It has all necessary authority, corporate or otherwise, to enter into this Judgment by Confession, and that the Note, this Judgment by Confession, and all other documents referenced herein or therein, once executed, are legally binding and fully enforceable against it in accordance with the terms hereof and thereof;

                   (f)        It has consulted with legal counsel of its choice or has had an opportunity to consult with legal counsel and hereby voluntarily and affirmatively waives such right, as evidenced by the signature below;

                   (g)        That no representations or promises of any kind, other than as contained in the Agreement and in this Confession of Judgment, have been made by Plaintiff to induce Defendant to enter into this Confession of Judgment; and

                   (h)        Defendant waives its right to a trial by jury and waives any other right of any kind that could be used to contest the enforceability and/or applicability of this Confession of Judgment, including, without limitation, any right of appeal.

[Remainder of page intentionally left blank]

SILVER DRAGON RESOURCES INC.

By: ____________________________________
Dated: April 7, 2016
Name:__________________________________
Title: __________________________________

            Subscribed and sworn to before me by __________________________on this _____________day of April 2016.

Notary Public

[Signature Page to Consent to Entry of Judgment by Confession]

EXHIBIT A TO CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

__________________________________________(___________ )
__________________________________________
__________________________________________
__________________________________________
Telephone: ( ________) _______________________
Facsimile: ( ________)_________________________

Attorney for Tonaquint, Inc.

IN THE UNITED STATES DISTRICT COURT
DISTRICT OF UTAH, CENTRAL DIVISION

TONAQUINT, INC., a Utah	)
limited liability company,	)
	)	JUDGMENT BY CONFESSION
Plaintiff,	)
)
vs.	)	Case No.
)
)
SILVER DRAGON RESOURCES INC., a	)	Judge
Delaware corporation	)
)
Defendant.	)
)

            Defendant SILVER DRAGON RESOURCES INC., a Delaware corporation (“Company” or “Defendant”), having confessed and stipulated to the entry of a final and binding judgment against it and in favor of Plaintiff TONAQUINT, INC., a Utah corporation, its successors or assigns (“Plaintiff”), in the event of an event of default under the Note (as defined below) and other good cause appearing therefor, the Court hereby FINDS, ORDERS, ADJUDGES, AND DECREES that:

            1.        An event of default has occurred under that certain Secured Convertible Promissory Note issued on April 7, 2016 by Defendant in favor of Plaintiff, a copy of which is attached hereto as Attachment 1 (the “Note”), in that Defendant failed to make a required payment or payments thereunder.

            2.        By virtue of Defendant’s default and violation of the Note, judgment in favor of Plaintiff is hereby entered against Defendant in the amount of $6,836,556.53 less any payments under the Note, plus accrued interest at the rate specified in the Note, fees, charges, reasonable attorneys’ fees and other fees incurred by Plaintiff in connection with this Judgment by Confession for a total judgment amount of $______ (the “Judgment Amount”).

            3.        Interest shall accrue on the Judgment Amount at the statutory rate of interest until all amounts due under the terms of this Judgment by Confession are paid to Plaintiff.

            DATED this ______________day of _____________________________, 201_.

BY THE COURT

United States District Court Judge

ATTACHMENT 1 – NOTE